UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2010

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Boulevard Englewood CO 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Liberty Global, Inc. (LGI) held its annual meeting of stockholders. At the annual meeting, three matters were considered and acted upon: (i) the elections of four directors to serve as Class II members of LGI’s Board until the 2013 annual meeting of stockholders or until their respective successors are elected, (ii) the reapproval of the material terms of the performance goals under LGI’s 2005 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code and (iii) the ratification of the selection of KPMG LLP as LGI’s independent auditors for the year ending December 31, 2010. All three proposals were adopted. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below.

The Election of Directors Proposal:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Miranda Curtis	176,730,539	558,766	14,336,503
John W. Dick	176,718,429	570,876	14,336,503
J.C. Sparkman	176,436,091	853,214	14,336,503
J. David Wargo	176,818,101	471,204	14,336,503

The Incentive Plan Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,033,346	6,881,683	374,276	14,336,503

The Auditors Ratification Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
190,510,329	894,513	220,966	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Name:Randy L. Lazzell
Title:Vice President